Exhibit 99.1

808 Wilshire Boulevard, 2nd Floor T: 310.255.7700 Santa Monica, California 90401 F: 310.255.7702

FOR IMMEDIATE RELEASE

Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

DOUGLAS EMMETT, INC. ANNOUNCES THIRD QUARTER 2007 RESULTS

REPORTS FFO OF $0.29 PER DILUTED SHARE

SANTA MONICA, CALIFORNIA – November 6, 2007 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT) focused on owning and acquiring top-tier office properties and multifamily communities within targeted submarkets, today announced its third quarter financial results for the quarter ended September 30, 2007.

Financial Results

Funds From Operations (FFO) for the quarter ended September 30, 2007 totaled $46.6 million, or $0.29 per diluted share. For the nine months ended September 30, 2007, FFO totaled $141.7 million, or $0.86 per diluted share. The Company reported a net loss of $2.8 million, or approximately $0.03 per diluted share, for the quarter ended September 30, 2007 and a net loss of $7.3 million, or $0.06 per diluted share, for the nine months ended September 30, 2007.

Company Operations

As of September 30, 2007, the Company’s office portfolio was 95.7% leased, which was consistent with the prior quarter. Occupancy for the Company’s office portfolio was 93.9% as of September 30, 2007 compared to 93.0% occupied as of June 30, 2007. The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur. During the third quarter, the Company signed 109 new and renewal leases, totaling approximately 326,038 square feet. The Company’s multifamily portfolio was 99.3% leased at September 30, 2007.

Acquisitions

Subsequent to the end of the third quarter, on October 31, 2007 the Company acquired Cornerstone Plaza, an 8-story, Class A office building comprised of approximately 174,000 square feet, for a contract price of $84 million, or approximately $484 per square foot. This acquisition increases the Company’s assets within its Olympic Corridor submarket to 5 office buildings, totaling approximately 1.1 million rentable square feet. The building is located at 1990 South Bundy Drive in West Los Angeles, California.

Financing Activity

Recently, the Company increased the availability under its secured revolving credit facility to $370 million from $250 million. If the amount outstanding is $262.5 million or less, the credit facility bears interest at LIBOR plus 70 basis points or, at the Company’s option, the Federal Funds Rate plus 95 basis points. If the outstanding amount exceeds $262.5 million, the credit facility bears interest at LIBOR plus 80 basis points or, at the Company’s option, the Federal Funds Rate plus 105 basis points.

Douglas Emmett Announces

Third Quarter 2007 Company Earnings Results

Share Repurchases

During the third quarter, the Company repurchased approximately 4.3 million share equivalents in private transactions for a total consideration of approximately $105 million. Year-to-date, the Company has repurchased a total of 6.4 million share equivalents totaling $154.4 million, which represents an average price of approximately $24.26 per share.

Dividends

During the quarter, the Company’s Board of Directors approved a $0.175 per share quarterly cash dividend, which was paid on October 15, 2007 to shareholders of record as of September 28, 2007. On an annualized basis, the dividend represents a distribution of $0.70 per common share.

Conference Call and Web Cast Information

A conference call to discuss the Company’s 2007 third quarter results is scheduled for Wednesday, November 7, 2007 at 2:00 p.m. Eastern Time, 11:00 a.m. Pacific Time. Interested parties can access the live call via the Internet by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 800.240.2134 (domestic) or 303.262.2143 (international). A rebroadcast of the live call will be available via the web site for 90 days. A digital replay will be available through Wednesday, November 14, 2007 at 800.405.2236 (domestic) or 303.590.3000 (international) and using the passcode 11098798.

Supplemental Information

Supplemental financial information for the Company’s third quarter financial results can be accessed on the Company’s Web site under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in targeted submarkets in California and Hawaii. The Company’s properties are concentrated in ten premier submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank and Honolulu, Hawaii. The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. For more information on Douglas Emmett, please visit the Company’s Web site at www.douglasemmett.com.

Safe Harbor Statement

Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends. For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

—tables follow—

Douglas Emmett Announces

Third Quarter 2007 Company Earnings Results

Douglas Emmett, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Investments in real estate:
Land	$817,249	$813,599
Buildings and improvements	4,898,278	4,863,955
Tenant improvements and leasing costs	442,426	411,063

	6,157,953	6,088,617
Less: accumulated depreciation	(184,765)	(32,521)

Net investment in real estate	5,973,188	6,056,096
Cash and cash equivalents	2,049	4,536
Tenant receivables, net	794	4,160
Deferred rent receivables, net	16,669	3,587
Interest rate contracts	76,156	76,915
Acquired above-market lease intangible assets, net	26,936	34,137
Other assets	26,531	20,687

Total Assets	$6,122,323	$6,200,118

Liabilities
Secured notes payable	$2,939,100	$2,760,000
Unamortized non-cash debt premium	26,371	29,702
Interest rate contracts	49,725	6,278
Accrued interest payable	12,611	12,701
Accounts payable and accrued expenses	51,903	39,035
Acquired below-market lease intangibles, net	226,513	263,649
Security deposits	30,566	28,670
Dividends payable	19,221	13,801

Total Liabilities	3,356,010	3,153,836
Minority interests	857,407	934,509
Stockholders’ equity
Common stock	1,098	1,150
Additional paid-in capital	2,144,786	2,144,600
Accumulated other comprehensive income	(33,903)	415
Accumulated deficit	(203,075)	(34,392)

Total stockholders’ equity	1,908,906	2,111,773

Total liabilities and stockholders’ equity	$6,122,323	$6,200,118

Douglas Emmett Announces

Third Quarter 2007 Company Earnings Results

Douglas Emmett, Inc.

Consolidated Statements of Income

(unaudited and in thousands, except per share data)

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Revenues
Office rental:
Rental revenues	$94,592	$279,088
Tenant recoveries	6,704	19,924
Parking and other income	12,137	34,335

Total office revenues	113,433	333,347
Multifamily rental:
Rental revenues	16,994	50,387
Parking and other income	505	1,522

Total multifamily revenues	17,499	51,909

Total revenues	130,932	385,256
Operating Expenses
Office expenses	32,817	96,907
Multifamily expenses	4,332	13,127
General and administrative	5,862	16,024
Depreciation and amortization	50,629	152,244

Total operating expenses	93,640	278,302

Operating income	37,292	106,954
Interest and other income	205	659
Interest expense	(41,504)	(118,119)

Loss before minority interests	(4,007)	(10,506)
Minority interests	1,222	3,188

Net loss	$(2,785)	$(7,318)

Net loss per common share – diluted	$(0.03)	$(0.06)

Weighted average shares of common stock outstanding – diluted	110,956	113,593

Douglas Emmett Announces

Third Quarter 2007 Company Earnings Results

FFO Reconciliation

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Funds From Operations (FFO)(1):
Net loss	$(2,785)	$(7,318)
Depreciation and amortization of real estate assets	50,629	152,241
Minority interests	(1,222)	(3,188)

FFO	$46,622	$141,735

Weighted average share equivalents outstanding (in thousands) - diluted	160,625	164,230
FFO per share – diluted	$0.29	$0.86

(1)

We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. FFO per share – diluted is calculated by dividing the FFO by the average number of fully diluted share equivalents outstanding during the quarter and nine months ended September 30, 2007.

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